Exhibit 99.1

Jaguar Health Announces Up to $16.2 Million in Equity Financings in Separate Private Placement Investments, Including Investment By Sagard Capital Partners, L.P., to Continue Commercialization of FDA-Approved Mytesi

Largest  Investor Locked In for 12 Months

San Francisco, CA (March 26, 2018): Jaguar Health, Inc. (NASDAQ: JAGX) (“Jaguar” or the “Company”), a commercial stage natural-products pharmaceutical company focused on developing novel, sustainably derived gastrointestinal products on a global basis, announced today that it has closed on separate private placements involving an aggregate of approximately $16.2 million in gross proceeds, with the ability to sell up to an additional $2.0 million of the Company’s voting common stock (“Common Stock”) to  certain investors within 20 business days of the closing (the “Closing”).  In the larger private placement of Preferred Shares, Sagard Capital Partners, L.P. (“Sagard”), an entity associated with Sagard Holdings ULC (“Sagard Holdings”), was the investor. The other private placement involved the issuance of Common Stock to other investors. The Company plans to utilize the net proceeds from the transaction, and the net proceeds from a concurrent secured note issuance of $750,000 to an existing noteholder, for ongoing commercialization activities for Mytesi® in connection with the product’s currently FDA-approved indication, for general corporate purposes, to repay certain aged payables relating to the Company’s acquisition of Napo Pharmaceuticals, Inc. (“Napo”) in July 2017, and to fully repay certain prior secured and unsecured indebtedness.

Founded in 2005 as an investment platform of Power Corporation of Canada, Sagard Holdings invests in equity and debt capital of middle market companies in the US and Canada, specializing in conducting deep, proprietary analysis and working constructively alongside management teams.

Under the terms of the Series A Preferred Stock Purchase Agreement with Sagard, Sagard invested $9,199,001 in newly authorized shares of Series A Convertible Participating Preferred Shares of Jaguar (the “Preferred Shares”). Each Preferred Share is initially convertible into nine shares of Common Stock at an effective conversion price of $0.185 per share (based on an original price per Preferred Share of $1.665), and, subject to certain limited exceptions, the Preferred Shares cannot be offered, pledged or sold by Sagard for one year from the date of issuance.

The remaining approximately $5.0 million of the investment in Common Stock was purchased by other investors at a price of $0.17 per share (the “Concurrent Investment”). Additionally, the Company may issue up to an additional $2.0 million of Common Stock on terms consistent with the Concurrent Investment within 20 business days of the Closing.

“We’re very pleased to have closed on these separate investments, which was led by Sagard, involved other leading investors, and followed a collaborative and in-depth due diligence process. Our goal was to identify long-term investors focused on the recognition of value that we believe can be achieved at Jaguar from sales of Mytesi®. Sagard conducted extensive due diligence to understand the near-term commercial prospects of Mytesi®, and the Sagard investment is locked up for one year,” Lisa Conte, Jaguar’s president and CEO, stated. “Our goal is to use proceeds from this financing to continue to commercialize Mytesi® in the U.S. for its FDA-approved indication for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy. Our business development activities will continue to evaluate the opportunity to develop and commercialize targeted Mytesi® follow-on indications for cancer therapy-related diarrhea, irritable bowel syndrome, inflammatory bowel disease, supportive care,  orphan pediatric congenital diarrhea indications, and a second-generation anti-secretory agent for use in cholera patients. for patient populations globally.”

Under the terms of the Certificate of Designation establishing the Preferred Shares (the “Certificate”), upon a change of control, liquidation, dissolution or winding up of the Company as determined under the Certificate (collectively, a “Change of Control”), the holders of Preferred Shares will in general be entitled to receive in preference to holders of Common Stock and all other equity securities of the Company, a one-time cash payment in an amount equal to $1.665 per share (or the equivalent of $0.185 per share on an as-converted to common stock basis), the original cost per share of the Preferred Shares (as adjusted for stock splits, reverse splits, stock dividends, reclassifications, recapitalizations and/or other similar events), plus the participation right described below. Thereafter, the holders of Common Stock will in general be entitled to receive an amount per share of Common Stock (in stock or cash as determined under the Certificate) equal to $0.185 (as adjusted for stock splits, reverse splits, stock dividends, reclassifications, recapitalizations and/or other similar events). Thereafter, all of the remaining assets of the Company and/or proceeds from a Change of Control will in general be divided pro rata among the holders of Preferred Shares and the shares of Common Stock, on an as converted basis (all as more fully specified and calculated  under the Certificate). These and other terms of the Preferred Shares, including but not limited to the right to elect up to two directors of the Company and certain contingent redemption rights upon specified events are as more fully described in the current report on Form 8-K and accompanying exhibits to be filed with the U.S. Securities and Exchange Commission.

Concurrently with the consummation of the private placement investment by Sagard, the Company entered into a management services agreement with Sagard Capital Partners Management Corp. (“SCPM”), an affiliate of Sagard, pursuant to which SCPM will provide certain consulting and management advisory services to the Company over a three-year period for an annual fee of $450,000.

As previously announced, Jaguar, through Napo, now controls commercial rights for Mytesi® for all indications, territories and patient populations globally, and crofelemer (Mytesi®) manufacturing is being conducted at a new, multimillion-dollar commercial manufacturing facility that has been FDA-inspected and approved. Additionally, several of the drug product candidates in Jaguar’s pipeline are backed by compelling Phase 2 clinical trial data.

About Jaguar Health, Inc.

Jaguar Health, Inc. is a commercial stage natural-products pharmaceuticals company focused on developing novel, sustainably derived gastrointestinal products on a global basis. Our wholly- owned subsidiary, Napo Pharmaceuticals, Inc., focuses on developing and commercializing proprietary human gastrointestinal pharmaceuticals for the global marketplace from plants used traditionally in rainforest areas. Our Mytesi® (crofelemer) product is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy.

For more information about Jaguar, please visit jaguar.health. For more information about Napo, visit napopharma.com.

About Mytesi®

Mytesi® (crofelemer) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi® is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi®. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

More information and complete Prescribing Information are available at Mytesi.com. Crofelemer, the active ingredient in Mytesi®, is a botanical (plant-based) drug extracted and purified from the red bark sap of the medicinal Croton lechleri tree in the Amazon rainforest. Napo has established a sustainable harvesting program for crofelemer to ensure a high degree of quality and ecological integrity.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding the Company’s plans to utilize the net proceeds from the transaction for ongoing commercialization activities for Mytesi® for the product’s currently FDA-approved indication, repayment of aged payables and debt and for general corporate purposes. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

Peter Hodge

Jaguar Health, Inc.

phodge@jaguar.health

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